CERTIFICATE OF TRUST

                                       OF

                               BANKUNITED CAPITAL

     THIS Certificate of Trust of BankUnited Capital (the "Trust"), dated as of December 13, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801, ET SEQ.)

     1.   NAME.  The name of the business trust formed hereby is BankUnited
Capital.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                   THE BANK OF NEW YORK (DELAWARE), as Trustee


                                   By: /s/ JOSEPH G. ERNST
                                      -------------------------------
                                       Name:  JOSEPH G. ERNST
                                       Title: Assistant Vice President

                                       JAMES A. DOUGHERTY, as Trustee
                                       -------------------------------
                                       /s/JAMES A. DOUGHERTY


                                       NANCY L. ASHTON, as Trustee

                                       /s/ NANCY L. ASHTON
                                       -------------------------------